THIRD SUPPLEMENTAL INDENTURE Dated as of August 25, 2026 between TRACTOR SUPPLY COMPANY and REGIONS BANK as Trustee Supplemental to the Indenture Dated as of October 30, 2020 Creating a Series of Securities designated 5.200% Notes due January 30, 2032

THIRD SUPPLEMENTAL INDENTURE, dated as of August 25, 2026 (this “Third Supplemental Indenture”), between TRACTOR SUPPLY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 5401 Virginia Way, Brentwood, Tennessee 37027, and REGIONS BANK, an Alabama banking corporation, as trustee (the “Trustee”). W I T N E S S E T H: WHEREAS, the Company has heretofore executed and delivered an Indenture, dated as of October 30, 2020 (the “Base Indenture”), as supplemented and amended by this Third Supplemental Indenture (the Base Indenture as supplemented by this Third Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its unsecured unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture; WHEREAS, it is provided in Section 9.1 of the Base Indenture that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.2 of the Base Indenture; WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate Board Resolutions and actions of its authorized officers, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities designated as its 5.200% Notes due January 30, 2032 (the “Notes”) in an aggregate principal amount of $500,000,000; and WHEREAS, all acts and requirements necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any authenticating agent and issued upon the terms and subject to the conditions of the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid and legally binding supplement to the Indenture have been done. NOW, THEREFORE, in order to establish the form and terms of the Notes and for and in consideration of the premises and of the covenants contained in the Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows: ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 1.01. Definitions. For all purposes of the Base Indenture and this Third Supplemental Indenture relating to the Notes created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in this Third Supplemental Indenture have the meanings assigned to them in this Article. Each capitalized term that is used in this Third Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture. “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company), of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the Company’s option, be extended).

3 “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. “Business Day” means any day except a Saturday, a Sunday or a legal holiday in New York City or the place of payment on which banking institutions are authorized or required by law or regulation to close. “Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the Voting Stock of the Company or other Voting Stock into which Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Company or one of its Subsidiaries); (c) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s Voting Stock (or any other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock (or any other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (d) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control under clause (a) above if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Voting Stock of the Company immediately prior to that transaction or (z) immediately following that transaction, no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. “Consolidated Net Tangible Assets” means the aggregate amount of the Company’s assets (less applicable reserves and other properly deductible items) and the Company’s consolidated Subsidiaries’ assets after deducting therefrom (i) all current liabilities (excluding any debt for money borrowed having a maturity of less than twelve months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond twelve months from such date at the option of the borrower) and (ii) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP. “default” means any event that is, or, after notice or lapse of time or both, would be, an Event of Default. “Depositary” means, with respect to the Notes issuable in whole or in part in global form, DTC and any nominee thereof, until a successor is appointed and becomes such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean or include such successor and any nominee thereof. “DTC” means The Depository Trust Company.

4 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis with the most recent annual or quarterly financial statements of the Company. “Global Note” means Notes issued in global form and deposited with or on behalf of the Depositary, substantially in the form of Global Notes attached hereto as Exhibit A. “Hedging Agreements” means any interest rate protection agreement or foreign currency exchange agreement. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company. “Lien” means, with respect to any property, shares of stock or evidences of indebtedness, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property, shares of stock or evidences of indebtedness. “Moody’s” means Moody’s Investors Service, Inc. or its successor. “Note Interest Payment Date” has the meaning set forth in Section 2.03 of this Third Supplemental Indenture. “Par Call Date” means December 30, 2031. “Permitted Government Revenue Bond Indebtedness” means a revenue bond or bonds issued by a state or local governmental authority, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used by the Company or any Subsidiary, and any lease obligation (including deferred lease obligations) of the Company or any of its Subsidiaries relating thereto; provided that (a) such revenue bonds are non-recourse to the Company and its Subsidiaries (unless and to the extent the Company or a Subsidiary is the holder of such bonds), and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds when issued as a means of implementing government tax or economic incentive programs, (ii) all or an incremental portion of sales, use, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of bonds described in (i) or with revenues described in (ii) or (iv) if the Company or a Subsidiary of the Company is the holder of such bonds, payments made by the Company or such Subsidiary. “Permitted Liens” means: (a) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet subject to penalties for non-timely payment or Liens for taxes being

5 contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (b) statutory Liens of landlords and Liens of mechanics, materialmen, warehousemen, carriers and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company and the Company’s Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, laws or regulations, or to secure the performance of tenders, statutory obligations, bids, leases, trade or government contracts, surety, indemnification, appeal, performance and return-of-money bonds, letters of credit, bankers acceptances and other similar obligations (exclusive of obligations for the payment of borrowed money), or as security for customs or import duties and related amounts; (d) Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay; (e) Liens securing indebtedness (including capital leases) incurred to finance the purchase price or cost of construction of property or assets (or additions, repairs, alterations or improvements thereto); provided that such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof; (f) Liens securing industrial revenue bonds, pollution control bonds or similar types of tax- exempt bonds; (g) Liens arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or exercise of any privilege, franchise or license; (h) encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way or zoning, building code or other restrictions (including defects or irregularities in title and similar encumbrances), as to the use of real property, or Liens incidental to conduct of the business or to the ownership of the Company or the Company’s Subsidiaries’ properties not securing debt that do not in the aggregate materially impair the use of said properties in the operation of the Company’s business, including the Company’s Subsidiaries, taken as a whole; (i) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the Company’s business, including the Company’s Subsidiaries, taken as a whole; (j) Liens on property or assets at the time such property or assets are acquired by the Company or any of its Subsidiaries; (k) Liens on property or assets of any person at the time such person becomes one of the Company’s Subsidiaries;

6 (l) Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business; (m) Liens existing as of the date of this Third Supplemental Indenture or any extensions, amendments, renewals, refinancings, replacements or other modifications thereto; (n) Liens on any property or assets created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property or assets, whether directly or indirectly, by way of share disposition or otherwise; (o) Liens securing debt of a Subsidiary owed to the Company or to another one of the Company’s Subsidiaries; (p) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (q) Liens to secure debt of joint ventures in which the Company or any of its Subsidiaries have an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (r) normal and customary rights of setoff or other Liens upon deposits of cash in favor of banks or other depository institutions or credit or debit card or check processors or other similar processors, in each case, in connection with the provision of such services; (s) Liens arising from financing statement filings regarding operating leases; (t) Liens on inventory held by the Company or any of its Subsidiaries under consignment or scan back arrangements entered into in the ordinary course of business; (u) Liens in favor of customs and revenue authorities to secure custom duties in connection with the importation of goods; (v) Liens securing the financing of insurance premiums payable on insurance policies; provided that such Liens shall only encumber unearned premiums with respect to such insurance, interests in any state guarantee fund relating to such insurance and subject and subordinate to the rights and interests of any loss payee, loss payments which shall reduce such unearned premiums; (w) Liens securing cash management obligations (that do not constitute indebtedness), or arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods and contractual rights of set-off relating to purchase orders and other similar arrangements, in each case in the ordinary course of business; (x) Liens related to Permitted Government Revenue Bond Indebtedness; provided that the Company or a Subsidiary of the Company is the holder of such Permitted Government Revenue Bond Indebtedness; (y) Liens securing Hedging Agreements; and (z) other Liens on the Company’s property or assets and the property or assets of the Company’s Subsidiaries securing debt in an aggregate principal amount (together with the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions entered into in reliance on this clause) not to exceed, as of any date of incurrence of such secured debt pursuant to this clause and after giving effect to such

7 incurrence and the application of the proceeds therefrom, 15.0% of the Company’s Consolidated Net Tangible Assets. “Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling farm supplies, pet and animal feed and supplies, clothing, tools, fencing products and other related products or the manufacturing, warehousing or distributing of the products, owned or leased by the Company or any of the Company’s Subsidiaries. “Rating Agencies” means (a) each of Moody’s and S&P and (b) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency. “Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60- day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). The Trustee shall have no duty to monitor the ratings on the Notes. “Regular Record Date” has the meaning set forth in Section 2.03 of this Third Supplemental Indenture. “S&P” means S&P Global Ratings, a business unit of S&P Global Inc. or its successor. “Sale and Leaseback Transaction” means any arrangement pursuant to which the Company or any of its Subsidiaries, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (a) which the Company or such Subsidiary has sold or transferred (or is to sell or transfer) to a person which is not the Company or any of its Subsidiaries or (b) which the Company or such Subsidiary intends to use for substantially the same purpose as any other property which has been sold or transferred (or is to be sold or transferred) by the Company or such Subsidiary to another person which is not the Company or any of its Subsidiaries in connection with such lease. “Stated Maturity” has the meaning set forth in Section 2.02 of this Third Supplemental Indenture. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs: (a) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In

8 determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. (b) If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places. “Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person. Section 1.02. Section References. Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture. Each reference to a particular section of the Base Indenture shall refer to that particular section of the Base Indenture. ARTICLE II THE NOTES Section 2.01. Title and Amount of the Notes. The Company hereby creates the Notes pursuant to the Indenture. The Notes shall be designated as the “5.200% Notes due January 30, 2032.” The aggregate principal amount of the Notes that may be authenticated and delivered under this Third Supplemental Indenture is initially limited to $500,000,000. The Company may from time to time, without giving notice to or seeking the consent of the Holders of the Notes, issue debt securities with the same terms as the Notes (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the Notes. Any additional debt securities having such similar terms, together with the Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions; provided that such additional debt securities will be issued under a separate CUSIP number if they are not fungible with the Notes for U.S. federal income tax purposes.

9 No such additional debt securities may be issued if an Event of Default has occurred and is continuing with respect to the Notes. Section 2.02. Stated Maturity. The Stated Maturity of the Notes shall be January 30, 2032. Section 2.03. Interest and Payment. The Notes shall bear interest at 5.200% per annum beginning on the date of issuance until the Notes are redeemed, paid or duly provided for. Interest on the Notes shall be paid semiannually in arrears on each January 30 and July 30 (each, a “Note Interest Payment Date”), commencing January 30, 2027, to the persons in whose names the Notes are registered at the close of business on the January 15 or July 15 immediately preceding the interest payment date (whether or not a Business Day) (each, a “Regular Record Date”). If any interest payment date on the Notes falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on that payment will accrue for the period from and after the Note Interest Payment Date. Payments of interest on the Notes shall include interest accrued to, but excluding, the respective Note Interest Payment Dates. Interest payments for the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests shall be made to Holders of the Notes on the respective Regular Record Dates in accordance with the procedures of DTC and its participants in effect from time to time. All payments of principal and interest shall be made by the Company in immediately available funds except as set forth in the applicable Note. Section 2.04. Optional Redemption. (a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to five decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. (b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date. (c) The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to verify such determinations. (d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself; provided, however, that a supplemental notice will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least two Business Days prior to the redemption date including the redemption price. Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the

10 Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion). (e) In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. (f) Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. Section 2.05. Change of Control Offer to Purchase. (a) If a Change of Control Triggering Event occurs, Holders of Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of purchase (unless a notice of redemption has been mailed within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described in Section 2.04). The Company will be required to mail to Holders of the Notes (with a copy to the Trustee) a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be mailed within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed. (b) On the date specified for repurchase of the Notes, the Company will, to the extent lawful: (i) accept for purchase all properly tendered Notes or portions of Notes; (ii) deposit with the paying agent the required payment for all properly tendered Notes or portions of Notes; and (iii) deliver to the Trustee the repurchased Notes, accompanied by an Officers’ Certificate stating, among other things, the aggregate principal amount of repurchased Notes. (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring the repurchase of the Notes, the Company will comply with such requirements instead of the repurchase provisions and will not be considered to have breached its obligations with respect to repurchasing the Notes. Additionally, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of the Notes), including Events of Default arising with respect to other issues of debt securities, the Company will not be required to repurchase the Notes notwithstanding these repurchase provisions. (d) The Company will not be required to comply with the obligations of this Section 2.05 if a third party instead satisfies them.

11 Section 2.06. Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction involving the sale and subsequent leasing back by the Company or any of its Subsidiaries of any Principal Property, unless, after giving effect to the Sale and Leaseback Transaction, the Company or such Subsidiary would be entitled, at the effective date of such Sale and Leaseback Transaction, to incur debt secured by a Lien on such Principal Property in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to the covenant described under Section 2.07. This restriction will not apply to Attributable Debt with respect to any Sale and Leaseback Transaction, and such obligations will be excluded in computing Attributable Debt for the purpose of this covenant, if: (a) the lease in such transaction is for a period (including renewal rights) not exceeding three years, or (b) the Company or a Subsidiary, within 180 days after the sale or transfer, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased under the arrangement or the fair market value of the Principal Property leased at the time of entering into the arrangement (as determined by the board of directors) to, subject to certain restrictions, the retirement of the Company’s Funded Debt ranking on a parity with or senior to the Notes or the retirement of Funded Debt of a Subsidiary, or (c) such transaction is entered into before, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of its construction, or (d) the lease in the transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision thereof, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the Opinion of Counsel, includable in the gross income of the Holder, or (e) the transaction is entered into between the Company and a Subsidiary or between Subsidiaries. Section 2.07. Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien on (i) any Principal Property or (ii) the capital stock of any Subsidiary, to secure any indebtedness for borrowed money of the Company, any Subsidiary or any other person without securing the Notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, except for Permitted Liens. Section 2.08. Consolidation, Merger, Dissolution, etc. Without the consent of the Holders of the Notes, the Company may consolidate with or merge into, or convey, transfer or lease its properties and assets, substantially as an entirety to, any corporation, partnership or trust organized under the laws of the United States of America, any State thereof or the District of Columbia (provided that if such person is not a corporation, a co-obligor of the notes is a corporation organized under any such laws), as long as: (a) the successor assumes the obligations of the Company on the Notes and under the Indenture; (b) after giving effect to the transaction, no Event of Default, and no event that, after notice, lapse of time or both, would become an Event of Default, has occurred and is continuing; and (c) the Company shall deliver or cause to be delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such transaction complies with this Section 2.08. Section 2.09. Events of Default

12 The following are the “Events of Default” with respect to the Notes: (a) default for 30 days in payment when due of any interest on the Notes; (b) default in payment when due of principal of (or premium, if any, on) any of the Notes, or if applicable, the redemption price, when the same becomes due and payable by the terms of the Notes; (c) default or breach, for 60 days after notice from the Trustee or from the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, in the performance of any other covenant or warranty in the Notes and in this Third Supplemental Indenture; (d) default in the payment of principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $150.0 million and the indebtedness is not discharged or acceleration is not rescinded or annulled within ten days after written notice of the default to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding; provided that the Event of Default will be deemed cured or waived if the default that resulted in the acceleration of the other indebtedness is cured or waived or the indebtedness is discharged; and (e) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; (v) generally is unable to pay its debts as the same become due; (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company or for all or substantially all of its property; or (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days. The Trustee shall, within 90 days after obtaining actual knowledge of a default with respect to the Notes, give to the Holders of the Notes notice of all uncured defaults known to it; provided that: (a) except in the case of default in payment of the principal, premium, if any, or interest on the Notes, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the Holders of the Notes, and

13 (b) no notice of a default made in the performance of any covenant or a breach of any warranty contained in this Third Supplemental Indenture will be given until at least 60 days after the occurrence thereof. If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes may declare the principal amount of the Notes due and payable immediately. At any time after making a declaration of acceleration with respect to Notes, but before obtaining a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration in accordance with Section 6.2 of the Base Indenture. The Trustee shall be under no obligation to exercise any of the rights or powers under this Third Supplemental Indenture at the request or direction of any of the Holders, unless the Holders have offered indemnity satisfactory to the Trustee. Except as limited by the provisions for the indemnification of the Trustee and as provided in Section 6.12 of the Base Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes. The Company shall furnish annually to the Trustee a statement as to its performance of its obligations under this Indenture and as to any default in its performance as provided in Section 4.2 of the Base Indenture. Section 2.10. Forms; Denominations. The Notes shall be Registered Securities and shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. The certificates for the Notes shall be in substantially the form attached hereto as Exhibit A. Section 2.11. Global Notes. (a) Notes shall be issued initially in the form of one or more Global Notes in definitive fully registered book-entry form without interest coupons, held by Regions Bank, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. (b) Book-Entry Provisions. The Company shall execute and the Trustee will, in accordance with this Section 2.11(b) and Section 2.3 of the Base Indenture, authenticate and deliver initially one or more Global Notes that (x) shall be registered in the name of the Depositary or its nominee, (y) shall be held by the Trustee as custodian for the Depositary and (z) shall bear legends substantially to the following effect: “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO TRACTOR SUPPLY COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN

14 THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” Section 2.12. Applicability of Sinking Funds. The provisions of Sections 3.7, 3.8 and 3.9 of the Base Indenture shall not apply to the Notes. ARTICLE III ARTICLE III MISCELLANEOUS PROVISIONS Section 3.01. Concerning the Indenture. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Base Indenture in the manner and to the extent herein and therein provided. If any provision of this Third Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this Third Supplemental Indenture shall control. Section 3.02. Severability. In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 3.03. Trust Indenture Act. If any provision in this Third Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Base Indenture, which provision is required to be included in the Base Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control. Section 3.04. Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. Section 3.05. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS THIRD SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS THIRD SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS. Section 3.06. Multiple Originals; Execution and Authentication. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The execution and authentication of the Notes shall be effected by manual facsimile, or electronic signature and shall be deemed original signatures for all purposes hereunder for the Notes (other than the authentication of a Note by the Trustee). The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Supplemental Indenture or any document to be signed in connection with this Third Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

15 Section 3.07. Agreement Concerning Methods of Submitting Instructions or Directions Electronically or by Facsimile. The Trustee shall be entitled to accept and act upon instructions or directions pursuant to this Third Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee. Section 3.08. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. [SIGNATURES APPEAR ON FOLLOWING PAGE]

[Signature Page to Third Supplemental Indenture] IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed. TRACTOR SUPPLY COMPANY By: /s/ Kurt Barton Name: Kurt Barton Title: Executive Vice President, Chief Financial Officer and Treasurer By: /s/ Julie Whitnel Name: Julie Whitnel Title: Vice President, Financial Services and Treasury REGIONS BANK, as Trustee By: /s/ LeVon Griffin Name: LeVon Griffin Title: Vice President

Exhibit A FORM OF GLOBAL NOTE THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO TRACTOR SUPPLY COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRACTOR SUPPLY COMPANY 5.200% Notes due January 30, 2032 GLOBAL SECURITY No. R-1 CUSIP No. 892356AC0 $500,000,000 Original Principal Amount Tractor Supply Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on January 30, 2032, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from August 25, 2026, or from the most recent interest payment date on which interest has been paid or duly provided for, semiannually in arrears on January 30 and July 30 in each year, commencing January 30, 2027, at the rate of 5.200% per annum until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installments of interest until paid. If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on that payment will accrue for the period from and after the interest payment date. The interest so payable, and punctually paid or duly provided for, on any interest payment date, as provided in the Indenture, dated as of October 30, 2020 (the “Base Indenture”) between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented and amended by the Third Supplemental Indenture dated as of August 25, 2026, between the Company and the Trustee (the “Third Supplemental Indenture” and, the Base Indenture as supplemented by the Third Supplemental Indenture, the “Indenture”) shall be paid to the Person in whose name this Note is registered at the close of business on the January 15 and July 15 immediately preceding the interest payment date (whether or not a Business Day) (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note is registered on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed in accordance with Section 2.13 of the Base Indenture by the Trustee, notice whereof shall be given to the Person in whose name this Note is registered not less than ten days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture. In the event of any conflict between this Note and the Indenture, the terms of the Indenture shall govern. This Note is a “book-entry” note and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), a clearing agency. Subject to the terms of the Indenture, this Note will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. So long as this Note is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Note by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Note will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Note at its principal corporate trust office or such other office or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture. Payments of principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. This Note is one of a duly authorized series of notes of the Company, designated 5.200% Notes due January 30, 2032 (the “Notes”), initially limited in aggregate principal amount at any time outstanding to FIVE HUNDRED MILLION DOLLARS ($500,000,000) which may be issued under the Indenture. This series of Notes may be reopened, without the consent of the Holders of the Notes, for issuance of additional Notes. Reference is hereby made to the Indenture and all indentures supplemental thereto which are applicable to the Notes for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of this Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes do not have the benefit of any sinking fund obligations. Prior to December 30, 2031 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to five decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to verify such determinations. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself; provided, however, that a supplemental notice will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least two Business Days prior to the redemption date including the redemption price. Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Company in its sole discretion). In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the partial redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. Upon a Change of Control Triggering Event, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. No reference herein to the Indenture and provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, as herein prescribed. As provided in the Indenture and subject to certain limitations on transfer of this Note by DTC or its nominee, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in the form attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Company shall furnish to any Holder of record of Notes, upon written request and without charge, a copy of the Indenture. The Indenture and this Note each shall be governed by and construed in accordance with the laws of the State of New York. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. Unless the certificate of authentication hereon has been executed by the Trustee by manual, electronic or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page to Global Note] IN WITNESS WHEREOF, TRACTOR SUPPLY COMPANY has caused this Note to be signed by a duly elected or appointed, qualified and serving officer and attested by a duly elected or appointed, qualified and serving officer. TRACTOR SUPPLY COMPANY By: Name: Title: By: Name: Title: Dated: , Attest: Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN- MENTIONED INDENTURE. REGIONS BANK as Trustee By: Authorized Officer Date:

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - tenants in common TEN ENT - tenants by the entireties JT TEN - joint tenants with right of survivorship and not as tenants in common CUST – Custodian U/G/M/A or UNIF GIFT MIN ACT—Uniform Gifts to Minors Act Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Please print or typewrite name and address of assignee) (Please insert Social Security or other identifying Number of Assignee) the within Note of Tractor Supply Company and does hereby irrevocably constitute and appoint , Attorney, to transfer the said Note on the books of the within named Tractor Supply Company, with full power of substitution in the premises. Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever. SIGNATURE GUARANTEED: The signature must be guaranteed by a member of the Securities Transfer Agents Medallion Program. Notarized or witnessed signatures are not acceptable.

PAYMENT INSTRUCTIONS The assignee should include the following for purposes of payment: Payment shall be made, by wire transfer or otherwise, in immediately available funds, to , for the account of , account number, or, if mailed by check, to . Applicable reports and statements required to be physically delivered under the terms of the Indenture should be mailed to . This information is provided by , the assignee named above, or , as its agent.